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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act Of 1934

                         Indexonly Technologies, Inc.
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            (Exact name of registrant as specified in its charter)

                 Nevada                                     98-0223452
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(State of incorporation or organization)       (IRS Employer Identification No.)


   3823 Henning Drive, Burnaby, B.C., CANADA                 V5C 6P3
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   (Address of principal executive offices)                (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-32304 (if applicable)
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Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, par value $0.001 per share
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                               (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Common Stock to be registered herewith is set forth under the caption "Description of Securities" in the registrant's Amendment No. 3 to Form SB-2 Registration Statement (Registration No. 333-32304), as filed with the Securities and Exchange Commission on August 3, 2000. Such description is incorporated by reference in response to this item. If the registrant subsequently files a form of prospectus pursuant to Rule 424(b) under the Securities Act of 1933, as amended, containing a description of the Common Stock, such prospectus shall be deemed to be incorporated by reference into this Registration Statement.

ITEM 2.  EXHIBITS

     The Common Stock to be registered is being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. The following exhibits are filed herewith:

Exhibit
Number           Description
------           -----------
3.1*             Restated Articles of Incorporation, as filed with the Nevada

3.2*             Bylaws

4.1              Specimen Share Certificate for Registrant's Common Stock

* Incorporated herein by reference to the registrant's Amendment No. 3 to Form SB-2 Registration Statement.

                                  SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         INDEXONLY TECHNOLOGIES, INC.

                                         Date:  September 12, 2000

                                         /s/  Cliff Sweeney
                                         -------------------------------
                                         By:  Cliff Sweeney
                                         Its: Chief Executive Officer

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